                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             SYSTEMSOFT CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement no.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                             SYSTEMSOFT CORPORATION
                              ONE INNOVATION DRIVE
                          NATICK, MASSACHUSETTS 01760



                                                                    May 28, 1998

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of SystemSoft Corporation (the "Company") to be held at 8:30 a.m., Massachusetts time, on July 1, 1998, at the Crowne Plaza Hotel, 1360 Worcester Road (Route 9
East), Natick, Massachusetts 01760.

     At this meeting, you will be asked to elect five directors to the Company's Board of Directors, each to serve until the next annual meeting of stockholders of the Company and to approve an amendment to the Company's 1994 Employee Stock Purchase Plan. The Board of Directors unanimously recommends that you vote FOR each of these proposals.

     Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

     We look forward to seeing you.



                                            Sincerely,



                                            ROBERT F. ANGELO
                                            Chief Executive Officer and
                                            Chairman of the Board

                             SYSTEMSOFT CORPORATION
                              ONE INNOVATION DRIVE
                          NATICK, MASSACHUSETTS 01760

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 1, 1998

To the Stockholders of SystemSoft Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of SystemSoft Corporation, a Delaware corporation (the "Company"), will be held at 8:30 a.m., Massachusetts time, on July 1, 1998, at the Crowne Plaza Hotel, 1360 Worcester Road (Route 9 East), Natick, Massachusetts 01760, for the following purposes:

     1. To elect five directors to the Company's Board of Directors, each to serve until the next annual meeting of stockholders of the Company and until the director's successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

     2. To approve an amendment to the Company's 1994 Employee Stock Purchase Plan increasing the number of shares issuable thereunder from 700,000 to 1,100,000.

     3. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

     Only stockholders of record at the close of business on May 5, 1998 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                            By Order of the Board of Directors,



                                            JEFFREY R. WAKELY
                                            Secretary


May 28, 1998





--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
--------------------------------------------------------------------------------

                             SYSTEMSOFT CORPORATION
                              ONE INNOVATION DRIVE
                                NATICK, MA 01760

                                ----------------

                                PROXY STATEMENT
                                  MAY 28, 1998

     This Proxy Statement is being furnished to holders of common stock, par value $.01 per share ("Common Stock"), of SystemSoft Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of the Company's stockholders to be held at 8:30 a.m., Massachusetts time, on July 1, 1998, and at any adjournments or postponements thereof (the "Meeting"), at the Crowne Plaza Hotel, 1360 Worcester Road (Route 9 East), Natick, Massachusetts 01760. The Company's 1998 Annual Report, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended January 31, 1998, is being mailed contemporaneously with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about May 28, 1998.

     The purpose of the Meeting is to (i) elect five directors to the Company's Board of Directors, each to serve until the next annual meeting of stockholders of the Company and until the director's successor is elected and qualified, or until the director resigns, is removed or becomes disqualified and (ii) approve an amendment to the Company's 1994 Employee Stock Purchase Plan increasing the number of shares issuable thereunder from 700,000 to 1,100,000.

     The Board has fixed the close of business on May 5, 1998 as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or an adjournment thereof. As of the Record Date, 26,698,751 shares of the Company's Common Stock were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to SystemSoft Corporation, One Innovation Drive, Natick, Massachusetts 01760, Attention: Secretary, at or before the taking of the vote at the Meeting.

     The persons named as attorneys in the proxy are Robert F. Angelo, Paul J. Pedevillano and Deborah M. Besemer. All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the matters set forth in the accompanying Notice of Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. With respect to the amendment to the Company's 1994 Employee Stock Purchase Plan (the "Purchase Plan"), the Purchase Plan and federal tax regulations provide that the affirmative vote of the majority of stock present or represented by proxy, and voting for or against this matter, is required for approval. The Delaware courts have interpreted "abstention" to mean the voluntary decision not to vote and therefore abstentions are included in the number of shares present or represented and voting on each matter. Broker "non votes," on the other hand, are not considered to have been voted for this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

     The Board knows of no other matter to be presented at the Meeting. If any other matters are properly presented for consideration at the Meeting (or any adjournment or postponements thereof), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 5, 1998 (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table and
(iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                          SHARES BENEFICIALLY   PERCENTAGE OF SHARES
                  NAME OF BENEFICIAL OWNER                       OWNED           BENEFICIALLY OWNED
                  ------------------------                -------------------   --------------------
     Robert F. Angelo...................................         643,250(1)             2.4%
     Jonathan L. Joseph.................................         219,896(2)              *
     William J. O'Connell...............................         158,687(3)              *
     David P. Sommers...................................          98,129(4)              *
     Paul J. Pedevillano................................         189,127(5)              *
     Thomas W. Higgins..................................          86,150(6)              *
     Robert N. Goldman..................................         259,640(7)              *
     W. Frank King, Ph.D................................          51,530(8)              *
     David J. McNeff....................................          12,500(9)              *
     Deborah M. Besemer.................................          10,000                 *

     Intel Corporation..................................       2,004,292(10)            7.5%
       2200 Mission College Blvd.
       Santa Clara, CA 95052

     All directors and executive officers as a group (7
       persons)(11).....................................       1,385,943(12)            5.2%

---------------

   *  Represents less than 1% of the outstanding Common Stock.

 (1) Includes 611,250 shares which may be acquired within sixty days of May 5, 1998 by exercise of stock options. Also includes 32,000 shares held by Mr. Angelo's spouse.

 (2) Includes 178,500 shares which may be acquired within sixty days of May 5, 1998 by exercise of stock options.

 (3) Includes 108,499 shares which may be acquired within sixty days of May 5, 1998 by exercise of stock options.

 (4) Consists of 98,129 shares which may be acquired within sixty days of May 5, 1998 by exercise of stock options.

 (5) Includes 134,750 shares which may be acquired within sixty days of May 5, 1998 by exercise of stock options.

 (6) Includes 4,222 shares held by Mr. Higgins' spouse and 74,124 shares which may be acquired within sixty days of May 5, 1998 by exercise of stock options.

 (7) Includes 59,374 shares which may be acquired within sixty days of May 5, 1998 by exercise of stock options.

 (8) Includes 32,500 shares which may be acquired within sixty days of May 5, 1998 by exercise of stock options.

 (9) Consists of 12,500 shares which may be acquired within sixty days of May 5, 1998 by exercise of stock options.

(10) Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 1997. As of May 5, 1998, no more recently dated Schedule 13G was on file with the Securities and Exchange Commission with respect to the shares held by Intel Corporation.

(11) Consists of executive officers and directors as of May 5, 1998, which include Mr. Angelo, Mr. Joseph, Mr. Pedevillano, Mr. Goldman, Mr. King, Mr. McNeff and Ms. Besemer.

(12) Includes 32,000 shares held by Mr. Angelo's spouse and 1,028,874 shares that the executive officers and directors as a group may acquire within sixty days of May 5, 1998 by exercise of stock options.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are currently five members of the Board of Directors. The Board has fixed the number of directors for the ensuing year at five and nominated Robert
F. Angelo, Deborah M. Besemer, Robert N. Goldman, W. Frank King and David J. McNeff for reelection to the Board. Directors elected at the meeting will serve until the next annual meeting of stockholders and until their successors are elected and qualified or until the directors resign, are removed or become disqualified.

     The following information is furnished with respect to each nominee for election as a director.

                                                                       PRINCIPAL OCCUPATION AND
                                                                      BUSINESS EXPERIENCE DURING
                                                  DIRECTOR                 LAST FIVE YEARS;
         NAME AND AGE AS OF MAY 5, 1998            SINCE          DIRECTORSHIPS OF PUBLIC COMPANIES
         ------------------------------           --------        ---------------------------------

Robert F. Angelo, 51............................    1990     The founder of the Company, Mr. Angelo has
                                                             been Chief Executive Officer and a director
                                                             of the Company since its inception in
                                                             January 1990, President from January 1990
                                                             until November 1997 and Chairman of the
                                                             Board of Directors since February 1996.

Deborah M. Besemer, 43..........................    1997     Ms. Besemer joined the Company in November
                                                             1997 as President, Chief Operating Officer
                                                             and a director. Prior to joining the
                                                             Company, Ms. Besemer served as executive
                                                             vice president of worldwide field operations
                                                             from October 1996 to November 1997, senior
                                                             vice president of worldwide sales from
                                                             September 1995 to October 1996, and vice
                                                             president of the Americas from 1990 to 1995
                                                             for Lotus Development Corp., a software and
                                                             services company.

                                                                       PRINCIPAL OCCUPATION AND
                                                                      BUSINESS EXPERIENCE DURING
                                                  DIRECTOR                 LAST FIVE YEARS;
         NAME AND AGE AS OF MAY 5, 1998            SINCE          DIRECTORSHIPS OF PUBLIC COMPANIES
         ------------------------------           --------        ---------------------------------

Robert N. Goldman, 48...........................    1991     Mr. Goldman served as Chairman of the Board
                                                             of Directors of the Company from April 1992
                                                             until February 1996. Mr. Goldman has been
                                                             President, Chief Executive Officer and
                                                             Chairman of the Board of Directors of Object
                                                             Design Inc., a marketer of object-oriented
                                                             software products, since November 1995. Mr.
                                                             Goldman was Chairman of the Board of Trinzic
                                                             Corporation (formerly AI Corp.), a marketer
                                                             of knowledge base/computer-aided software
                                                             engineering products, from September 1992 to
                                                             August 1995, after having served as its
                                                             Chief Executive Officer from August 1986 to
                                                             September 1992. Mr. Goldman is a director of
                                                             Intersolv, a software development and
                                                             marketing company, Citrix Systems, Inc., a
                                                             multi-user application server software
                                                             company, and Parametric Technology
                                                             Corporation, a developer of mechanical
                                                             design software.

W. Frank King, Ph.D., 58........................    1992     Dr. King has been President of PSW
                                                             Technologies, Inc. (formerly Pencom
                                                             Software), a software services firm, since
                                                             October 1992 and Chief Executive Officer and
                                                             a director since October 1996. From March
                                                             1988 to October 1991, Dr. King was Senior
                                                             Vice President of the Software Business
                                                             Group at Lotus Development Corp. Dr. King is
                                                             a director of Excalibur Technologies
                                                             Corporation, a document management company,
                                                             Auspex Systems, Inc., a file server software
                                                             company, and Natural Microsystems, Inc., a
                                                             developer and marketer of hardware and
                                                             software for the telecommunications and
                                                             computer telephony marketplace.

David J. McNeff, 46.............................    1995     Mr. McNeff has been President of Peak
                                                             Productivity Systems, an executive sales
                                                             training company and principal of Boston
                                                             Corporate Advisors, an executive benefits
                                                             company, since October 1997. From November
                                                             1993 to September 1997 Mr. McNeff was the
                                                             President of The Bullfinch Group, Inc., an
                                                             insurance and investment agency. From 1977
                                                             to October 1993, Mr. McNeff was the owner
                                                             and President of McNeff and Associates, an
                                                             insurance and investment agency.

     All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any nominee to the Board will be voted (unless the nominees are unable or unwilling to serve) FOR the election of the nominees named above. The election of the directors will be determined by a plurality of the votes cast at the Meeting. The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of other persons.

DIRECTORS' COMPENSATION

     During the fiscal year ended January 31, 1998 ("Fiscal 1998"), members of the Board received $2,500 for each meeting of the Board attended and $1,000 for each meeting of the audit committee attended. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. There are no family relationships among any of the executive officers or directors of the Company.

     The Company's 1994 Non-Employee Director Stock Option Plan (the "Directors Plan") is administered by the Compensation Committee of the Company. Subject to availability of shares under the Directors Plan, a director who is not a current or former employee or officer of the Company shall be automatically granted at each annual meeting of the Board during the term of the Directors Plan an option to purchase 10,000 shares of Common Stock at fair market value as of the date of grant. Each person who becomes a director who is not a current or former employee or officer of the Company will receive a grant of 30,000 shares on the date such person is first elected to the Board. As of May 5, 1998, options to purchase 75,000 shares of Common Stock were outstanding under the Directors Plan, of which options to purchase 15,049 shares of Common Stock were then exercisable, and 110,000 shares of Common Stock were reserved for future option grants under the Directors Plan.

     The Company's 1992 Directors' Stock Option Plan, as amended (the "1992 Directors' Plan") was adopted by the Board of Directors and approved by the stockholders on January 30, 1992. The 1992 Directors' Plan provides for the grant to non-employee directors of options for the purchase of up to 150,000 shares of Common Stock of the Company, all of which were outstanding as of May 5, 1998. The Board of Directors has provided that no further grants shall be made under the 1992 Directors' Plan.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board met five times and took action by unanimous written consent three times during Fiscal 1998. The Board has a standing Audit Committee and a standing Compensation Committee. The Audit Committee, which oversees the accounting and financial functions of the Company and consults with and reviews the services provided by the Company's independent auditors, met four times during Fiscal 1998. Messrs. Goldman, King and McNeff are the current members of the Audit Committee. The Compensation Committee of the Company, which reviews and makes recommendations to the Board concerning executive compensation and employee benefits policy, and administers the Company's stock option plans and Directors Plan, transacted business through three meetings and twelve written consents during Fiscal 1998. Messrs. King and McNeff are the current members of the Compensation Committee. The Board does not have a standing nominating committee for directors.

     During Fiscal 1998, all of the Company's directors attended at least 75 percent of the total number of meetings of the Board and at least 75 percent of the total number of meetings of all committees of the Board on which they served, except for Mr. King who attended at least 50 percent of the total number of meetings of the Board and at least 50 percent of the total number of meetings of all committees of the Board on which he served.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services rendered to the Company, in all capacities, for the fiscal years ended January 31, 1998, January 31, 1997 and January 31, 1996, of those persons who were at January 31, 1998 (i) the chief executive officer, (ii) the other four most highly compensated executive officers and (iii) one former executive officer who would have been one of the four other most highly compensated executive officer had he remained an executive officer, in the case of clauses
(ii) and (iii) whose total salary and bonus exceeded $100,000 during the fiscal year ended January 31, 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                     ANNUAL COMPENSATION     COMPENSATION
                                                    ----------------------   -------------
                                                                              SECURITIES
                                                                              UNDERLYING/       ALL OTHER
                                             YEAR    SALARY        BONUS     OPTIONS(#)(1)   COMPENSATION(2)
                                             ----    ------        -----     -------------   ---------------

Robert F. Angelo(3)........................  1998   $225,000      $158,000(4)    150,000         $19,775
  President, Chief Executive Officer and     1997    225,000            --      500,000           22,099
  Chairman of the Board of Directors         1996    200,000       100,000       40,000           23,111

Jonathan L. Joseph.........................  1998    207,014(5)         --       62,500              465
  Executive Vice President, Marketing        1997    197,565(5)         --      112,500            1,942
  Business and Product Strategy              1996    195,066(5)     35,000       20,000              994

Paul J. Pedevillano........................  1998    177,011(6)     30,000       57,000               --
  Executive Vice President Finance,          1997    144,500(6)         --       27,000            2,302
  Chief Financial Officer and Treasurer      1996    130,000        40,000       20,000              998

William J. O'Connell(7)....................  1998    235,014(8)         --       63,000            8,050
  Executive Vice President, Sales            1997    173,841(8)         --      113,000            1,273
                                             1996    271,202(8)         --       25,000              994

Thomas W. Higgins(9).......................  1998    199,708(10)        --       63,000              854
  Vice President, Global Account Sales       1997    138,483(10)        --       13,000              862
                                             1996    226,043(10)    10,000      220,000              874

David P. Sommers(11).......................  1998    150,644            --           --           65,171(12)
  Senior Vice President,                     1997    129,083        16,100      147,500            4,600
  Finance, Chief Financial Officer and       1996         --            --           --               --
    Treasurer

---------------

 (1) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the year ended January 31, 1998.

 (2) Represents premiums paid by the Company on group life insurance policies for the benefit of each of the Named Executive Officers and a whole life policy for the benefit of Mr. Angelo.

 (3) On November 25, 1997 Deborah M. Besemer replaced Mr. Angelo as President of the Company.

 (4) $75,000 of the bonus paid to Mr. Angelo in fiscal year 1998 was due to the cancellation of options granted in fiscal year 1997.

 (5) Includes sales commissions of $60,000, $37,565 and $38,816 for fiscal years 1998, 1997 and 1996, respectively.

 (6) Includes sales commissions of $20,000 and $14,500 for fiscal years 1998 and 1997, respectively.

 (7) Mr. O'Connell resigned his employment with the Company on February 26, 1998.

 (8) Includes sales commissions of $60,000, $31,341 and $141,202 for fiscal years 1998, 1997 and 1996, respectively.

 (9) Mr. Higgins resigned his employment with the Company on May 8, 1998.

(10) Includes sales commissions of $75,000, $28,483 and $122,293 for fiscal years 1998, 1997 and 1996, respectively.

(11) Mr. Sommers joined the Company in February 1996 and resigned his employment with the Company in July 1997.

(12) Includes $64,000 paid by the Company to Mr. Sommers in consideration of the cancellation of certain stock options previously granted to Mr. Sommers.

OPTIONS AND STOCK PLANS

     Option Grant Table. The following table sets forth certain information regarding options granted during Fiscal 1998 by the Company to the Named Executive Officers.

                                                                                                  POTENTIAL
                                                                                               REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL
                                                                                                RATE OF STOCK
                                           PERCENT OF                                         PRICE APPRECIATION
                                          TOTAL OPTIONS                                           FOR OPTION
                                           GRANTED TO                                             TERM(3)($)
                            OPTIONS       EMPLOYEES IN        EXERCISE OR      EXPIRATION   ----------------------
          NAME             GRANTED(#)   FISCAL YEAR(1)(%)   BASE PRICE(2)($)      DATE         5%          10%
          ----             ----------   -----------------   ----------------   ----------   --------    ----------

Robert F. Angelo.........   150,000            6.45%             $7.375          5/2/07     $695,715    $1,763,078
Jonathan L. Joseph.......    50,000            2.15%              7.375          5/2/07      231,905       587,693
                             12,500            0.54%              7.375          5/2/07       57,976       146,923
Paul J. Pedevillano......    50,000            2.15%              7.375          5/2/07      231,905       587,693
                              7,000            0.30%              7.375          5/2/07       32,467        82,277
William J. O'Connell.....    50,000            2.15%              7.375          5/2/07      231,905       587,693
                             13,000             .56%              7.375          5/2/07       60,295       152,800
Thomas W. Higgins........    50,000            2.15%              7.375          5/2/07      231,905       587,693
                             13,000             .56%              7.375          5/2/07       60,295       152,800
David P. Sommers.........        --              --                  --              --           --            --

---------------

(1) Based on 2,326,900 options granted to employees in Fiscal 1998.

(2) All options were granted at fair market value as of the last business day immediately preceding the date of the grant, which means the last reported sale price on that date of the Common Stock on the Nasdaq National Market.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent an estimate by the Company of its future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table. The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the Company's 1994 Omnibus Stock Plan to the Named Executive Officers who are listed in the Summary Compensation Table above, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended January 31, 1998;
(ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at January 31, 1998; and (iv) the value of such unexercised options at January 31, 1998:

                                                                                             VALUE OF UNEXERCISED,
                                                               NUMBER OF UNEXERCISED             IN-THE-MONEY
                                  SHARES                         OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                 ACQUIRED                           YEAR-END(#)                 YEAR-END(1)($)
                                    ON           VALUE      ---------------------------   ---------------------------
             NAME               EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   -----------   -----------   -------------   -----------   -------------

Robert F. Angelo..............      --            --          520,000        468,750       $997,688        $70,313
Jonathan L. Joseph............      --            --          161,625        124,375        330,206         32,969
Paul J. Pedevillano...........      --            --          112,875         76,875        324,281         24,219
William J. O'Connell..........      --            --          118,499        126,251        153,567         31,915
Thomas W. Higgins.............      --            --           61,624        152,500        133,437         86,094
David P. Sommers..............      --            --           89,380         50,620          --             --

---------------

(1) Value is based on the difference between the option exercise price and the fair market value on the last day of Fiscal 1998 ($5.375 per share) multiplied by the number of shares underlying the option.

STOCK PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on Common Stock from August 4, 1994, the effective date of the Company's initial public offering, to January 31, 1998, with the cumulative total return of the Standard & Poor's Computer Software and Services Index and the Standard & Poor's 500 Index. The comparison assumes $100 was invested on August 4, 1994 in the Company's Common Stock, in the Standard & Poor's Computer Software and Services Index and in the Standard & Poor's 500 Index and assumes reinvestment of dividends, if any.

                          [PERFORMANCE GRAPH OMITTED]

                                                                      Computer
  Measurement Period             SystemSoft         S&P 500         (Software &
(Fiscal Year Covered)              Corp.             Index            SVC)-500
8/94                               100.00            100.00            100.00
1/95                               129.55            103.80            114.70
1/96                               231.86            143.93            175.31
1/97                               500.09            181.85            285.20
1/98                               195.49            230.78            391.42

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Standard & Poor's Compustat, Custom Products Division, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of two outside directors. The Compensation Committee works with management to develop compensation plans for the Company and is directly responsible for determining the compensation of the Chief Executive Officer and recommending such compensation to the Board of Directors. The compensation of the other executive officers is determined by both the Chief Executive Officer and the Compensation Committee.

     The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principals: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other companies in the software industry for officers in comparable positions so that the Company can attract and retain qualified executives; (ii) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual, including leadership and the achievement of corporate objectives; and (iii) align the interests of management with those of stockholders by including long-term equity incentives.

     The compensation of the Company's executive officers consists of a combination of base salary, equity-based compensation, incentive bonuses and commissions paid to those executive officers with direct sales responsibilities. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by increasing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply to compensation that constitutes "qualified performance based compensation" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee does not expect cash compensation in the fiscal year ended January 31, 1999 paid to its Chief Executive Officer or any other named executive officer to exceed $1 million. Certain stock based compensation awards have been granted without regard to Section 162(m).

     Base Salaries. The Compensation Committee sets the base salary for the Chief Executive Officer. The Chief Executive Officer sets the base salaries for the other executives by reviewing the salaries for comparable positions in other companies, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year. Both the Compensation Committee and the Chief Executive Officer utilize salary surveys for reference purposes but their salary determinations are not subject to specific criteria. In addition, executive officers whose primary responsibilities are in the area of sales and marketing are entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues.

     Incentive Bonus Program. Each year, the Compensation Committee prescribes a management incentive plan which reflects the Compensation Committee's belief that a portion of each executive officer's compensation should be tied to the achievement by the Company of its profit goals and by each executive officer of his or her individual objectives. The Company's incentive bonus program is paid to executive officers on a quarterly basis and is based on achievement of the Company's financial goals and on individual merit.

     Equity-Based Compensation. Awards of stock options under the Company's stock option plans are designed to more closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options generally have a four-year vesting period to encourage key employees to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Despite the fact that the Company did not meet its earnings goals for Fiscal 1998, the Compensation Committee believes that the stock-based compensation was necessary to help ensure the retention of those executives whose performance is critical to the Company's ability to respond successfully to the challenges it faces.

     Compensation of Chairman of the Board and Chief Executive Officer. The Chief Executive Officer's compensation level was based on the Compensation Committee's subjective assessment of the Company's Fiscal 1997 financial performance, external market data regarding executive compensation levels at other local companies and the Company's accomplishments in Fiscal 1997. The Compensation Committee granted 150,000 additional stock options to Mr. Angelo in May, 1997 because the Compensation Committee believed that it was critical to the Company to insure the continued services of its founder and Chief Executive Officer. A significant portion of Mr. Angelo's Fiscal 1998 bonus was paid due to the cancellation of options previously granted in Fiscal 1997. These options were cancelled because the grant inadvertently exceeded the limitations under the Company's 1994 Omnibus Stock Plan. The remaining bonus compensation was paid to Mr. Angelo for achieving revenue and profitability goals in the first and second quarter of Fiscal 1998.

     Compensation of President and Chief Operating Officer. In November 1997, Deborah M. Besemer was appointed Chief Operating Officer, President and a Director of the Company. The Compensation Committee considered multiple factors in determining the appropriate compensation package for Ms. Besemer, including, but not limited to, Ms. Besemer's prior compensation package as Executive Vice President of worldwide field operations at Lotus Development Corp., and industry peer compensation packages for presidents of similarly situated high-tech companies. The Compensation Committee found that it needed a larger compensation package than what Mr. Angelo was then receiving as the President to attract the talent and experience that the Compensation Committee believed was necessary to lead the Company. As part of the Besemer compensation plan, the Compensation Committee decided to issue a significant number of stock options to Ms. Besemer to renew and reinforce the Company's commitment to use stock options as a significant component of long-term compensation for executive officers and to align the executive's interests with the long term growth of the Company.

     Ms. Besemer and the Company entered into an employment agreement dated January 8, 1998. Pursuant to the employment agreement, Ms. Besemer's annual base salary was established as $250,000, with a guaranteed annual bonus of $100,000 payable concurrently with base salary. Ms. Besemer may be entitled to an additional bonus of 50% of base salary and guaranteed annual bonus, which is $175,000, provided certain revenue and profit goals are attained. Ms. Besemer was granted stock options on November 25, 1997 to purchase an aggregate of 1,000,000 shares of Common Stock at an exercise price of $6.5625 per share of which 25% vest on November 25, 1998, and the remaining options vest at the rate of 6.25% every three months thereafter until fully vested. Such options were subsequently repriced by the Board on February 11, 1998 to $4.50 per share, the closing price per share of Common Stock on the NASDAQ National Market as of March 9, 1998.

                                            Compensation Committee

                                            W. Frank King, Ph.D.
                                            David J. McNeff

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has entered into the following employment and/or severance agreements with the Named Executive Officers:

     Mr. Angelo and the Company entered into an employment agreement dated June 28, 1991. The employment agreement provides that Mr. Angelo's employment may be terminated by either party upon sixty days' prior written notice or by the Board of Directors immediately for cause. In the event of termination by the Company with or without cause, and as partial consideration for Mr. Angelo's continuing covenant not to compete against the Company for one year following such termination, Mr. Angelo will be entitled to 80% of base salary for six months from the date of termination and 20% of base salary for the subsequent six months and the continuation of certain fringe benefits. These payments and benefits continue even if Mr. Angelo accepts employment with another company. The employment agreement also provides for the Company's proprietary right to all confidential information, intellectual property and work product. Mr. Angelo's base salary for Fiscal 1998 was $225,000. Mr. Angelo's agreement provides for certain fringe benefits and leaves to the Board of Directors' discretion any bonus payments and increases in base salary.

     Mr. Joseph and the Company entered into an employment agreement dated January 8, 1998. The employment agreement provides that Mr. Joseph's employment may be terminated immediately by either party upon notice by the terminating party. In the event of termination by the Company without cause, and as partial consideration for the employee's continuing covenant not to compete against the Company for one year following such termination, Mr. Joseph will be entitled to the salary and bonus benefits guaranteed under the employment agreement for a period of one year from the date of such termination. These payments continue even if Mr. Joseph accepts employment with another company. The employment agreement also provides for the Company's proprietary right to all confidential information, intellectual property and work product. Mr. Joseph's employment agreement provides for a base salary in the amount of $175,000, an annual bonus of up to 50% of base salary provided certain goals are attained, and certain fringe benefits, but leaves to the Board of Directors' discretion any increases in base salary.

     Mr. Pedevillano and the Company entered into an employment agreement dated April 26, 1993. The employment agreement may provides that Mr. Pedevillano's employment be terminated immediately by either party upon notice by the terminating party. In the event of termination by the Company without cause, and as partial consideration for Mr. Pedevillano's continuing covenant not to compete against the Company for one year following such termination, Mr. Pedevillano will be entitled to 80% of base salary for a period of six months from the date of termination and 20% of base salary for the subsequent six months and the continuation of certain fringe benefits. These payments and benefits continue even if Mr. Pedevillano accepts employment with another company. The employment agreement also provides for the Company's proprietary right to all confidential information, intellectual property and work product. Mr. Pedevillano's initial base salary of $130,000 for Fiscal 1998 was increased to $175,000 during the year. Mr. Pedevillano's agreement provides for certain fringe benefits and leaves to the Board of Directors' discretion any bonus payments and increases in base salary.

     Mr. Higgins and the Company entered into an employment agreement dated September 20, 1995. The employment agreement may be terminated immediately by either party upon notice by the terminating party. In the event of termination by the Company without cause, and as partial consideration for Mr. Higgins' continuing covenant not to compete against the Company for one year following such termination, Mr. Higgins will be entitled to 80% of base salary for six months from the date of such termination and 20% of base salary for the subsequent six months and the continuation of certain fringe benefits. These payments and benefits continue even if Mr. Higgins accepts employment with another company. The employment agreement also provides for the Company's proprietary right to all confidential information, intellectual property and work product. Mr. Higgins' initial base salary of $110,000 for Fiscal 1998 was increased to

$130,000 during the year. Mr. Higgins' agreement provides certain fringe benefits and leaves to the Board of Directors' discretion any increases in base salary and bonus payments. On May 8, 1998, Mr. Higgins' employment with the Company was terminated.

     In connection with Mr. Sommers' resignation of his employment as of July 31, 1997, Mr. Sommers and the Company entered into a severance and release agreement dated July 16, 1997. Pursuant to the severance and release agreement, the Company agreed to provide a one year continuation of Mr. Sommers' base salary in the amount of $150,000 which is payable semi-monthly, a payment of $64,000 in exchange for cancellation of options to purchase 7,500 shares of Common Stock and accelerated vesting of options to purchase 50,000 shares of Common Stock. Additionally, the Company appointed Mr. Sommers to its Advisory Committee until at least May 31, 1998 and provided that as long as Mr. Sommers remains a member of such committee, any options previously granted to Mr. Sommers shall not be canceled and shall continue to vest in accordance with terms thereof. The severance and release agreement also provides for a mutual release between Mr. Sommers and the Company.

     Mr. O'Connell and the Company entered into an employment agreement dated December 28, 1997. The employment agreement was terminated by Mr. O'Connell effective February 28, 1998. Prior to its termination, the employment agreement provided for a base salary in the amount of $175,000 and an annual bonus of $87,500 to be paid at the discretion of the Company, but left to senior management's discretion any increases in base salary. The employment agreement also granted to Mr. O'Connell a right to exercise any stock options granted to him at any time regardless of whether the options had vested, and provided that until such options had vested in accordance with the terms of the stock option grant, the Company had the right to purchase the shares of stock issued pursuant to the exercise of the grant price paid by Mr. O'Connell (the "Stock Option Rights"). Pursuant to the employment agreement and a letter agreement dated February 26, 1998, the Company agreed to hire Mr. O'Connell as a consultant to the Company for a fourteen week period commencing March 2, 1998 and ending June 15, 1998 for consulting fees in the aggregate amount of $70,000. Pursuant to the employment agreement, as partial consideration for a continuing covenant not to compete against the Company and as additional consideration for entering into the consulting arrangement, commencing March 2, 1998, the Company agreed to provide eighteen months continuation of Mr. O'Connell's base salary in the aggregate amount of $262,500, which is payable semi-monthly. These payments continue even if Mr. O'Connell accepts employment with another company. The Company agreed to appoint Mr. O'Connell to the Company Advisory Committee as of March 1, 1998 and continuing until August 31, 1999, during which time any options previously granted to Mr. O'Connell shall not be canceled and the vesting thereof shall continue according to the terms of the respective options. Additionally, during this period, the Company continues to provide Mr. O'Connell with the Stock Option Rights and certain fringe benefits. The Company also paid $50,380 to Mr. O'Connell for the sole purpose of paying the exercise price for options to purchase 26,875 shares of Common Stock which were issued to Mr. O'Connell as of February 18, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. King and McNeff. No member of the Compensation Committee was at any time during the past year an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries.

     The Company retains PSW Technologies, Inc. ("PSW"), a software services firm, to provide engineering consulting services to the Company in connection with certain product development. Mr. King, a director of the Company, is President, Chief Executive Officer, a Director and an owner of seven percent of the outstanding common stock of PSW. In connection with the consulting services provided by PSW, the Company has paid to PSW, $865,007 and $530,981, in Fiscal 1998 and 1997, respectively.

     During the last year, no executive officer of the Company served as a member of the compensation committee (or other Board of Directors committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a member of the Compensation Committee or as a director of the Company. In addition, during the last year, no executive officer of the Company served on the Board of Directors of another entity, one of whose executive officers served as a member of the Compensation Committee.

                              CERTAIN TRANSACTIONS

     In December 1993, the Company entered into a Development and License Agreement (the "Intel Agreement") with Intel Corporation ("Intel"), which currently owns approximately 7.5% of the Company's Common Stock, pursuant to which Intel licenses certain technologies to the Company. The Company develops, markets and supports the software developed from Intel's technology. The final payment under the Intel Agreement was received in September 1995. In consideration of Intel's technology provided and licensed to the Company under the Intel Agreement, the Company is obligated to pay Intel royalties based on a percentage of revenues generated on all licensed works developed under the Intel Agreement. Royalties are based upon a percentage of revenues generated on PC Card software from February 1, 1994 through January 31, 1999 or beyond such dates if the Company's PC Card software contains Intel's licensed technology. The royalties paid to Intel are included in cost of revenues. Intel has the right on sixty days notice to convert any exclusive license to a non-exclusive license, however such conversion would reduce the royalty payments by fifty percent.

     In October 1995 the Intel Agreement was amended to include engineering services on additional products. The agreement provides the Company with engineering service payments up to $3,600,000, which included an initial payment of $600,000 and subsequent quarterly payments of $375,000 commencing on January 1, 1996, through October 1, 1997. Payments to the Company can be made by offsetting amounts from royalties due to Intel under the Intel Agreement, to the extent, if any, that such earned royalties are less than the amounts payable to the Company. Royalties earned by Intel of $1,164,080, $951,507 and $452,278 were used to offset amounts owed to the Company in fiscal 1998, 1997 and 1996, respectively. In December 1997, the Company entered into an agreement with Intel which requires the Company to make guaranteed payments of $4,263,000 in lieu of future royalties which would have been paid over the life of certain of the Company's call avoidance software products. The guaranteed payments are comprised of $1,022,000 of cash payments made in fiscal 1998 and $3,241,000 of cash payments to be paid at various dates during fiscal 1999 and 2000.

     The Company retains PSW Technologies, Inc. ("PSW"), a software services firm, to provide engineering consulting services to the Company in connection with certain product development. Mr. King, a director of the Company, is President, Chief Executive Officer, a Director and an owner of seven percent of the outstanding common stock of PSW. In connection with the consulting services provided by PSW, the Company has paid to PSW, $865,007 and $530,981, in Fiscal 1998 and 1997, respectively.

                                   PROPOSAL 2

               AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN

     On May 1, 1998, the Board of Directors of the Company adopted an amendment to the 1994 Employee Stock Purchase Plan (the "Purchase Plan"), subject to the approval of the Company's stockholders, increasing the number of shares issuable thereunder from 700,000 to 1,100,000. The purpose of the increase in the aggregate number of shares available for issuance is to permit the Company to continue to provide its employees with an opportunity to participate in the growth of the Company through the purchase of Common

Stock at a discount from the market value of the Company's Common Stock for issuance in order to continue to attract, retain and motivate employees of the Company.

     Approval by stockholders of this amendment increasing the number of shares issuable under the Purchase Plan is sought in order to meet the stockholder approval requirements of the Purchase Plan itself and Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), which require stockholder approval of any increase in the number of shares that may be issued under an employee stock purchase plan. The Board of Directors unanimously recommends a vote FOR the approval of this amendment to the Purchase Plan.

     The following is a summary description of the Purchase Plan, which is qualified in its entirety by reference to the complete text of the form of Purchase Plan, as amended and restated which is attached as Appendix A to this Proxy Statement.

                     SUMMARY OF THE COMPANY'S PURCHASE PLAN

     The Purchase Plan was adopted by the Board of Directors on June 8, 1994 and approved by the stockholders on July 28, 1994. It was subsequently amended by the Board of Directors on November 28, 1995, with the approval of the stockholders on June 19, 1996. An aggregate of 700,000 shares of Common Stock is reserved for issuance pursuant to this plan. The Purchase Plan will remain in effect until June 8, 2004, subject to the Board's right to terminate it earlier.

     The Purchase Plan is administered by the Board of Directors. All employees of the Company whose customary employment is in excess of 20 hours per week and more than five months per year, other than those employees who own 5% or more of the stock of the Company, are eligible to participate in the Purchase Plan. The Purchase Plan will be implemented by one or more offerings of such duration as the Board may determine, provided that no offering period may be longer than 27 months. An eligible employee participating in an offering will be able to purchase Common Stock at a price equal to the lesser of: (i) 85% of its fair market value on the date the right was granted; or (ii) 85% of its fair market value on the date the right was exercised. Payment for Common Stock purchased under the Purchase Plan will be through regular payroll deduction or lump sum cash payment, or both, as determined by the Board. The maximum value of Common Stock an employee may purchase during an offering period is 15% of the employee's base compensation during such period, calculated on the basis of the employee's compensation rate on the date the employee elects to participate in that offering, provided that no participant may purchase in any calendar year shares of Common Stock having an aggregate fair market value of greater than $25,000. As of May 5, 1998 there were 115,594 shares of Common Stock available for issuance under the Purchase Plan.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     Federal Income Tax Consequences. The Purchase Plan is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Code. Assuming the Purchase Plan so qualifies, the following discussion summarizes certain U.S. federal income tax considerations for persons receiving options under the Purchase Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the IRS. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of this plan:

          1. The amounts deducted from an employee's pay under the Purchase Plan will be included in the employee's compensation subject to Federal income tax. Subject to certain requirements, generally no additional income will be recognized by the employee either at the time options are granted pursuant to the Purchase Plan or at the time the employee purchases shares pursuant to the Purchase Plan.

          2. If the employee disposes of Common Stock purchased pursuant to the Purchase Plan more than two years after the first business day of the Payment Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

             (a) the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

             (b) the excess of the fair market value of the shares on the first business day of the Payment Period over the option price.

          3. If the employee disposes of shares purchased pursuant to the Purchase Plan within two years after the first business day of the Payment Period in which the employee acquired the shares, then upon disposition the employee will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the applicable Payment Period over the amount the employee paid for the shares.

          In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee's tax basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary income). If the employee's holding period for the shares is more than one year, such gain or loss will generally be long-term capital gain or loss.

          4. If the employee disposes of shares purchased pursuant to the Purchase Plan more than two years after the first business day of the Payment Period, the Company will not be entitled to a corresponding Federal income tax deduction with respect to such shares. If this two-year holding period is not satisfied, the Company generally will be entitled to a federal income tax deduction in an amount equal to the amount which is taxable to the employee as ordinary income.

                               OPTION INFORMATION

     The following table sets forth the number of shares which have been issued to date under the Purchase Plan to (i) each Named Executive Officer, (ii) the current (as of May 5, 1998) executive officers as a group, (iii) each person who received five percent (5%) of such options and (iv) all employees, including all current officers who are not executive officers, as a group. Non-employee directors are not eligible to participate in the Purchase Plan.

     Robert F. Angelo, Chief Executive Officer and Chairman of
       the Board of Directors....................................   13,800
     Jonathan L. Joseph, Executive Vice President, Marketing.....   12,796
     Paul J. Pedevillano, Executive Vice President Finance,
       Chief Financial Officer and Treasurer.....................    9,928
     William J. O'Connell, Executive Vice President, Sales(1)....   15,884
     Thomas W. Higgins Vice President, Global Account Sales(2)...   13,665
     David P. Sommers, Senior Vice President, Finance, Chief
       Financial Officer and Treasurer(3)........................       --
     Current executive officers as a group (7 persons)...........   36,524
     Any person who has received 5%..............................       --
     All employees who are not executive officer as a group......  547,882

---------------

(1) Mr. O'Connell resigned his employment with the Company on February 26, 1998.

(2) Mr. Higgins resigned his employment with the Company on May 8, 1998.

(3) Mr. Sommers resigned his employment with the Company in July 1997.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified accountants, to serve as auditors for the fiscal year ending January 31, 1999. Coopers & Lybrand L.L.P. has served as the Company's auditors since 1991. It is expected that a member of the firm of Coopers & Lybrand L.L.P. will be present at the Meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Company's stockholders.

                                 OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the Meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does retain a proxy solicitation firm, the Company will pay such firm customary fees and expenses.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of its officers, directors and owners of greater than 10% of its Common Stock complied with all filing requirements applicable to them with respect to transactions during Fiscal 1998, except that: (i) Mr. Angelo filed a late Form 4 with respect to one transaction; (ii) Mr. Berns filed two late Forms 4 with respect to two transactions; (iii) David Klein, a former officer of the Company, filed a late Form 4 with respect to one transaction; and (iv) Mr. McNeff filed a late Form 4 with respect to one transaction.

                             STOCKHOLDER PROPOSALS

     The Company currently intends to hold its 1999 Annual Meeting of Stockholders during June 1999. To be included in the Proxy Statement and form of proxy for the Company's 1999 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before January 28, 1999. Such stockholder proposals should be submitted to SystemSoft Corporation, One Innovation Drive, Natick, Massachusetts 01760, Attention: Secretary.

                                                                      APPENDIX A

                             SYSTEMSOFT CORPORATION

                                    FORM OF
             AMENDED AND RESTATED 1994 EMPLOYEE STOCK PURCHASE PLAN

                         EFFECTIVE AS OF JULY   , 1998

     1. PURPOSE. The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide employees of SystemSoft Corporation, a Delaware corporation (the "Company"), and its subsidiaries, an opportunity to purchase Common Stock, $.01 par value, of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. ADMINISTRATION OF THE PLAN. The Board of Directors (the "Board") or any committee or persons to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

     3. ELIGIBLE EMPLOYEES. Subject to the provisions of paragraphs 8, 9 and 10 below, any individual who is in the full-time employment (as defined below) of the Company or any of its subsidiaries (as defined in Section 424(f) of the Code), the employees of which are designated by the Board as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in paragraph 4 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

          (a) at least 20 hours per week; and

          (b) more than five months in the relevant calendar year.

     4. OFFERING DATES. From time to time the Company, by action of the Board, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board.

     5. PRICES. The price per share for each grant of rights hereunder shall be the lesser of:

          (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

          (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised. At its discretion, the Board may determine a higher price for a grant of rights.

For purposes of this Plan, the term "fair market value" on any date means (i) the average (on that date) of the high and low prices for shares of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or
(ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not listed on the Nasdaq National Market or on a national securities exchange. If the Common Stock is not publicly traded at the time a right is granted under this Plan, "fair market value" shall mean the fair market value of the Common Stock as determined by the Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of shares of the Common Stock in private transactions negotiated at arm's length.

     6.  EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

          (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board.

          (b) The method of payment for Shares purchased upon exercise or rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board. No interest shall be paid upon payroll deductions unless specifically provided for by the Board.

          (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

     7. TERM OF RIGHTS. Rights granted on any Offering Date shall be exercisable upon the expiration of such period ("Offering Period"), as shall be determined by the Board when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

     8. SHARES SUBJECT TO THE PLAN. No more than 1,100,000 Shares may be sold pursuant to rights granted under the Plan; provided, however, that appropriate adjustment shall be made in such number, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to paragraph 9 below) to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

     9.  LIMITATIONS ON GRANTS.

          (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

          (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

          (c) No rights granted to participating employees under a single Offering shall cover more shares than may be purchased at an exercise price equal to 15% of the compensation payable to the employees during the Offering not taking into consideration any changes in the employee's rate of compensation after the date the employee elects to participate in the Offering, or such other maximum percentage of employees' compensation as determined by the Board from time to time.

     10. LIMIT ON PARTICIPATION. Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner and within the time limitation established by the Board when it authorizes the offering.

     11. CANCELLATION OF ELECTION TO PARTICIPATE. An employee who has elected to participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Board, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

     12. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest.

     13. EMPLOYEE'S RIGHTS AS STOCKHOLDER. No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and a certificate representing such Shares has been issued.

     14. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

     15. LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An employee may, therefore, sell Shares purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee agrees, by entering the Plan, to promptly give the Company notice of any Shares disposed of within two years after the date of grant of the applicable right, indicating the number of such Shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

     16. AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN. The Board may at any time terminate or amend this Plan without notice and without further action on the part of stockholders of the Company, provided:

          (a) that no such termination or amendment shall adversely affect the then existing rights of any participating employee;

          (b) that any such amendment which:

              (i) increases the number of Shares subject to the Plan (subject to the provisions of paragraph 7);

             (ii) changes the class of persons eligible to participate under the Plan; or

             (iii) materially increases the benefits accruing to participants under the Plan shall be subject to approval of the stockholders of the Company.

     17. EFFECTIVE DATE AND APPROVALS. The Plan is being adopted by the Board on June 8, 1994 to become effective as of said date. The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of its stockholders not later than June 7, 1995 and of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.

     18. TERM OF PLAN. No rights shall be granted under the Plan after June 7, 2004.

                            ------------------------

     Adopted by the Board of Directors on June 8, 1994, with the approval of the stockholders on July 22, 1994. Amended by the Board of Directors on February 28, 1996, with the approval of the stockholders on June 19, 1996, as amended by the Board of Directors on May 1, 1998. The share numbers set forth in the Plan reflect the effect of the Company's two for one stock split, in the form of 100% stock dividend, that was effective on July 3, 1996.

                                                                     SYSCM-PS-98

                             SYSTEMSOFT CORPORATION


  Proxy Solicited by the Board of Directors for Annual Meeting on July 1, 1998


The undersigned stockholder of SystemSoft Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert F. Angelo, Deborah M. Besemer and Paul J. Pedevillano, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of SystemSoft Corporation common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of SystemSoft Corporation to be held at the Crowne Plaza Hotel, 1360 Worcester Road (Route 9 East), Natick, Massachusetts 01760 on July 1, 1998 at 8:30 a.m., local time and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTORS AND "FOR" THE PROPOSAL TO AMEND THE SYSTEMSOFT CORPORATION 1994 EMPLOYEE STOCK PURCHASE PLAN. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGEMENT AS TO ANY OTHER MATTERS.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

--------------------------------------------------------------------------------

   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Signature of all joint owners is required. Fiduciaries please indicate your full title. If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. Management is not aware of any such matters.

--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?


-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

[X]PLEASE MARK VOTES
   AS IN EXAMPLE



------------------------                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
 SYSTEMSOFT CORPORATION
------------------------
                                                              1. Election of Directors.                      For All  With-  For All
                                                                                                            Nominees  hold   Except
                                                                 Robert F. Angelo     W. Frank King
                                                                 Deborah M. Besemer   David J. McNeff         [  ]     [  ]   [  ]
                                                                 Robert N. Goldman

Mark box at right if an address change or comment has   [  ]     NOTE: If you do not wish your shares voted "For" a particular
been noted on the reverse side of this card.                     nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:
                                                                                                              For   Against Abstain
                                                              2. Approve an amendment to the SystemSoft       [  ]   [  ]    [  ]
                                                                 Corporation 1994 Employee Stock Purchase
                                                                 Plan increasing the number of shares
                                                                 issuable thereunder from 700,000 to
                                                                 1,100,000.

                                                                 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
                                                                 OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
                                                                 ADJOURNMENT THEREOF.
                                                 ------
Please be sure to sign and date this Proxy.      Date
-------------------------------------------------------


----- Stockholder sign here ----- Co-owner sign here --

DETACH CARD                                                                                                             DETACH CARD
